                                                                    EXHIBIT 10.7


                           Dated as set forth below
              AMENDMENT 3 TO LEASE AGREEMENT DATED July 16, 1993
                                   between
                      10089 Management, L.L.C., Landlord
                                     and
                 Advanced Communication Systems, Inc., Tenant



1. Paragraph 1.(b) will be changed to read as follows:

     The Tenant shall pay annual rent, which annual rent during the first year of this Lease shall equal $13.00 per square foot of rentable space in the premises and which shall increase annually by an amount equal to the Consumer Price Index (CPI) of the annual rent then in effect, and shall be payable in monthly installments in advance, on the first day of each calendar month. The CPI will be known as the United States Bureau of Labor Statistics, Consumer Price Index for Urban Earners and Clerical Workers, (CPI-W) for Washington, DC-MD-VA, all items Index (1982-84=100).

     Rent for any period of less than one month shall equal 1/30 of the monthly rent payment for each day of the applicable period.

2. The revision to Paragraph 1.(b) will be effective retroactive to September 1, 1993.

3. All other terms and conditions of the Lease Agreement dated July 16, 1993 remain unchanged.




IN WITNESS WHEREOF, the parties hereto have executed this Lease Amendment 3 to Lease Agreement dated July 16, 1993 and affixed their seals as of the date set forth below.

Landlord:                                  Tenant:
10089 Management, L.L.C.                   Advanced Communication Systems, Inc.


by: /s/ GEORGE A. ROBINSON                 by: /s/ THOMAS A. COSTELLO
   ---------------------------                ---------------------------

Date:  March 15, 1994
     -------------------------

                                January 15, 1994
               AMENDMENT 2 TO LEASE AGREEMENT DATED July 16, 1993
                                    between
                       10089 Management, L.L.C., Landlord
                                      and
                  Advanced Communication Systems, Inc., Tenant

1. The Premises described in the lease dated July 16, 1993 is changed to an increased area of the Floor Plan attached hereto as Exhibit A, Revision 1, effective January 15, 1994.

2. The Area of Premises is changed to approximately 22,264 rentable square feet of office space on the 1st, 2nd, 3rd and 4th Floor of the Building, effective January 15, 1994.

3. The Basic Rental in Paragraph 1.(b) of the lease is changed to equal monthly installments of $24,119.33 effective January 15, 1994, subject to adjustment as provided in the basic Lease Agreement. Prorated rent for January 1994 is calculated as follows:

01/01/94 through 01/14/94 ($22,194.25 x 14/31)       $10,023.21
01/15/94 through 01/31/94 ($24,119.33 x 17/31)       $13,226.73
                                                     ----------
                                   Total             $23,249.94

4. The Annual Basic Rental in Paragraph 1.(b) of the lease is changed to $289,432.00, effective January 15, 1994.

5. The Basic Rental Escalation of 3% in Paragraph 1.(b) will remain the same and the schedule is changed to read as follows:

         Period                    Annual Rent        Monthly Rent Payment
         09/01/93 - 11/30/93       $220,740.00         $18,395.00  (4 mos.)
         12/01/93 - 01/14/94       $266,331.00         $22,194.25  (1.5 mos.)
         01/15/94 - 08/31/94       $289,432.00         $24,119.33  (6.5 mos.)
         09/01/94 - 08/31/95       $298,114.96         $24,842.91
         09/01/95 - 08/31/96       $307,058.41         $25,588.20
         09/01/96 - 08/31/97       $316,270.16         $26,355.85
         09/01/97 - 08/31/98       $325,758.26         $27,146.52
         09/01/98 - 08/31/99       $335,531.01         $27,960.92
         09/01/99 - 08/31/00       $345,596.94         $28,799.75
         09/01/00 - 08/31/01       $355,964.85         $29,663.74
         09/01/01 - 08/31/02       $366,643.80         $30,553.65
         09/01/02 - 08/31/03       $377,643.11         $31,470.26

6. All other terms and conditions of the Lease Agreement dated July 16, 1993 remain unchanged.

IN WITNESS WHEREOF, the parties hereto have executed this Lease Amendment 2 to Lease Agreement dated July 16, 1993 and affixed their seals as of the date first above written.

Landlord:                                  Tenant:
10089 Management, L.L.C.                   Advanced Communication Systems. Inc.



by:    [SIG]                                 by:      [SIG]
   --------------------------                  ---------------------------

                                                                       EXHIBIT A

                                 FLOOR PLANS
                              10089 LEE HIGHWAY



                                [FLOOR PLAN]

First Floor Plan


                                [FLOOR PLAN]

Second Floor Plan

                                December 1, 1993
               AMENDMENT 1 TO LEASE AGREEMENT DATED July 16, 1993
                                    between
                       10089 Management, L.L.C., Landlord
                                      and
                  Advanced Communication Systems, Inc., Tenant

1. The Premises described in the lease dated July 16, 1993 is changed to an increased area of the Floor Plan attached hereto as Exhibit A, Revision 1, effective December 1, 1993.

2. The Area of Premises is changed to approximately 20,487 rentable square feet of office space on the 2nd, 3rd and 4th Floor of the Building, effective December 1, 1993.

3. The Basic Rental in Paragraph 1.(b) of the lease is changed to equal monthly installments of $22,194.25 effective December 1, 1993, subject to adjustment as provided in the basic Lease Agreement.

4. The Annual Basic Rental in Paragraph 1.(b) of the lease is changed to $266,331.00, effective December 1, 1993.

5. The Basic Rental Escalation of 3% in Paragraph 1.(b) will remain the same and the schedule is changed to read as follows:

         Period                     Annual Rent         Monthly Rent Payment
         09/01/93 - 11/30/93        $220,740.00          $18,395.00  (4 mos.)
         12/01/93 - 08/31/94        $266,331.00          $22,194.25  (8 mos.)
         09/01/94 - 08/31/95        $274,320.93          $22,860.08
         09/01/95 - 08/31/96        $282,550.56          $23,545.88
         09/01/96 - 08/31/97        $291,027.08          $24,252.26
         09/01/97 - 08/31/98        $299,757.89          $24,979.82
         09/01/98 - 08/31/99        $308,750.63          $25,729.22
         09/01/99 - 08/31/00        $318,013.15          $26,501.10
         09/01/00 - 08/31/01        $327,553.54          $27,296.13
         09/01/01 - 08/31/02        $337,380.15          $28,115.01
         09/01/02 - 08/31/03        $347,501.55          $28,958.46

6. All other terms and conditions of the Lease Agreement dated July 16, 1993 remain unchanged.

IN WITNESS WHEREOF, the parties hereto have executed this Lease Amendment 1 to Lease Agreement dated July 16, 1993 and affixed their seals as of the date first above written.

Landlord:                                  Tenant:
10089 Management, L.L.C.                   Advanced Communication Systems. Inc.



by: [SIG]                                  by: [SIG]
   --------------------------                 ---------------------------

                                                                       EXHIBIT A

                                 FLOOR PLANS
                              10089 LEE HIGHWAY



                                [FLOOR PLAN]

First Floor Plan



                                [FLOOR PLAN]
Second Floor Plan

================================================================================




                            10089 MANAGEMENT, L.L.C.


                                                         Landlord





                                      and





                      ADVANCED COMMUNICATION SYSTEMS, INC.



                                                         Tenant



                            -----------------------

                               LEASE TO PREMISES



                             Dated:  July 16, 1993








================================================================================

                               TABLE OF CONTENTS

Title                                            Section           Page
-----                                            -------           ----
Alterations............................             4                6
Assignment, Subletting and Recapture...             3                5
Care of Premises.......................             2                4
Casualty...............................            17               20
Certain Rights Reserved to Landlord....             9               11
Condition of Premises..................            21               25
Default................................            14               14
Eminent Domain.........................            16               19
Estoppel Certificates..................            28               30
Exculpation............................            27               30
Governing Laws.........................            29               31
Holding Over...........................            11               13
Insurance..............................            26               29
Landlord's Title.......................             8               11
Mechanics' Liens.......................            15               19
Miscellaneous..........................            25               27
Notice.................................             7               10
Operating Expenses.....................            19               22
Parties................................             *                1
Possession.............................            23               27
Premises...............................             *                1
Quiet Enjoyment........................            24               27

Title                                            Section           Page
-----                                            -------           ----
Real Estate Taxes......................            20               23
Rent...................................             1                2
Rules..................................            12               14
Save Harmless..........................            22               26
Services and Utilities.................             6                9
Signs..................................             5                8
Subordination..........................            13               14
Term...................................             *                2
Use....................................             *                1
Waiver of Claims.......................            10               12
Waiver of Subrogation..................            18               22

Exhibit A - Floor Plan

                                     LEASE


Parties This Lease, made the 16th day of July, 1993, between 10089 MANAGEMENT, L.L.C., a Virginia limited liability company, hereinafter called the Landlord, and ADVANCED COMMUNICATION SYSTEMS, INC., a Delaware corporation, hereinafter called the Tenant.

                              W I T N E S S E T H

Premises That the Landlord hereby leases to the Tenant, and the Tenant hereby hires and takes from the Landlord the following described premises (hereinafter called the "premises") outlined on Exhibit A hereto and made a part hereof, in the office and retail tower (hereinafter called the "building") known as 10089 Lee Highway, Fairfax, Virginia, containing an agreed to total rentable area of 16,980 square feet on the 3rd and 4th floors. The building and the land on which the improvements are located are sometimes hereinafter called the "project." This Lease includes the right of the Tenant to use the Common building Facilities (as defined below) in common with other tenants in the building. The term "Common building Facilities" shall mean all of the common facilities in or around the building designed and intended for use by all tenants in the building in common with the Landlord and each other, including but not limited to, hallways, elevators, fire stairs, common area telephone closets, if any, aisles, walkways, truck docks, common area plazas, if any, common area courts, if any, common area restrooms, if any, service areas, lobbies, landscaped areas, and all other common and service areas of the project and the building intended for such use.

Use To be used and occupied by the Tenant as office space and for no other purpose. Without limiting the generality of the foregoing, the premises shall not be used as an office for a medical or dental ractitioner, a political party or political campaign organization, or any foreign, federal, state or local governmental entity or agency, or for any unlawful purpose. Tenant shall not use the premises or any part thereof for any purpose deemed by the Landlord's insurer to be extra hazardous on account of fire risk or that will increase the existing rate of insurance on the building or cause a cancellation of any insurance policy covering the building.

Term That this lease is effective as of the date Landlord acquires the building (the "Commencement Date") and to end on August 31, 2003; unless sooner terminated as hereinafter provided.

                          The parties hereto do hereby agree and covenant as follows:

Rent 1. (a) Commencing on the Commencement Date and ending on August 31, 1993, the Tenant shall pay in advance on the Commencement Date the amount which equals the product determined by multiplying Six Hundred Thirteen and 17/100 Dollars ($613.17) by the number of days in such period;

                              (b) The Tenant shall pay annual rent, which annual rent during the first year of this Lease shall equal $13.00 per square foot of rentable space in the premises and which shall increase annually by an amount equal to three precent (3%) of the annual rent then in effect, all as set forth in the following schedule, and shall be payable in monthly installments in advance, on the first day of each calendar month during the applicable period:

                                                    Monthly
      Period                  Annual Rent         Rent Payment
      ------                  -----------         ------------
September 1, 1993 -           $220,740.00          $18,395.00
  August 31, 1994

September 1, 1994 -           $227,362.20          $18,946.85
  August 31, 1995

September 1, 1995 -           $234,183.07          $19,515.26
  August 31, 1996

September 1, 1996 -           $241,208.56          $20,100.71
  August 31, 1997

September 1, 1997 -           $248,444.82          $20,703.73
  August 31, 1998

September 1, 1998 -           $255,898.16          $21,324.85
  August 31, 1999

September 1, 1999 -           $263,575.10          $21,964.59
  August 31, 2000

September 1, 2000 -           $271,482.35          $22,623.53
  August 31, 2001

September 1, 2001 -           $279,626.82          $23,302.24
  August 31, 2002

September 1, 2002 -           $288,015.62          $24,001.30
  August 31, 2003

                          Rent for any period of less than one month shall equal 1/30 of the monthly rent payment for each day of the applicable period.

                          (c) The Tenant will pay said rent without deduction, set off or demand to Landlord at 10089 Lee Highway, Fairfax, Virginia, or to such other person or at such other place as the Landlord may designate in writing.


                          (c) All payments or installments of any rent hereunder, other than annual rent, and all sums whatsoever due under this Lease (including attorneys' fees) shall be deemed additional rent. Except as is otherwise provided regarding time periods from which payments are due, if any rent or additional rent is not paid within five (5) days after written notice from Landlord that such sum is due, in consideration of Landlord's additional expense caused by such failure to pay, such arrearage shall bear a late charge equal to five percent (5.0%) of such arrearage, and such rent or additional rent shall bear interest at an annual rate of one and one-half percent above the prime rate of such total amount. Interest shall accrue on rent or additional rent plus the late charge from the date such rent or additional rent is due. Time is of the essence with respect to Tenant's monetary obligations in this Lease. Any additional rent, unless otherwise stated, shall be due within thirty (30) days after Landlord has submitted a written statement to Tenant showing the amount due, and such obligation shall survive the expiration or earlier termination of the term.

Care of             2.    (a)  The Tenant will take good care of
Premises                  the premises and the building fixtures and
                          appurtenances, and all alterations, additions and improvements to them ordinary wear and tear and damage by fire or other casualty excepted; will repair all damage to the same resulting from the acts of the Tenant, its employees, agents or invitees;
                          will suffer no waste or injury; will execute and comply with all laws, rules, orders, ordinances and regulations, at any time issued or enforced by any lawful authority, applicable to the Tenant's use or occupancy of the premises; and will repair, at or before the end of the term, all injury done by the installation or removal of furniture and property.
                          Tenant covenants and agrees that it will not use or allow the premises to be used for the storage, use, treatment or disposal of any "hazardous substance," as defined under either the Comprehensive
                          Environmental Response, Compensation and Liability
                          Act of 1980 (42 U.S.C. 9601 et. seq.) or as hereinafter enacted by any applicable federal, state, county or governmental authority.

                          (b) At any time or times, the Landlord, either voluntarily or pursuant to governmental requirement, may, at the Landlord's own expense, make repairs, alterations or improvements in or to the building or any part thereof, including the premises, and, during operations, may close entrances, doors, corridors, elevators or other facilities, all without any liability to the Tenant by reason of interference, inconvenience or annoyance. The Landlord shall not be liable to the Tenant for any expense, injury, loss or damage resulting from work done in or upon, or the use of, any adjacent or nearby building, land, street or alley, except as a result of its gross negligence or willful misconduct. Notwithstanding anything to the contrary contained in this Paragraph 2(b) or elsewhere in this Lease, if the Landlord, its employees, agents or contractors shall enter the premises to make repairs or for any purpose permitted herein, during the

                          Tenant's normal business hours, the Landlord, its employees, agents or contractors, as the case may be, shall, except in the event of an emergency, use commercially reasonable efforts to minimize any interference with the Tenant's business.

Assignment          3.    (a)  The Tenant will not sell, assign,
and Subletting            mortgage or transfer this Lease, sublet the premises
                          or any part thereof, or allow any transfer thereof or any lien upon the Tenant's interest by operation of law, without the prior written consent of the Landlord.

                          (b) Any levy or sale in execution, or any assignment or sale in bankruptcy or insolvency, or the appointment of a receiver or trustee of all or substantially all of the property of the Tenant by a state or federal court, shall be deemed an assignment within the meaning of this Section.

                          (c) Any subletting or assignment hereunder shall not release or discharge the Tenant of or from any liability, whether past, present or future, under this Lease, and the Tenant shall continue fully liable hereunder and shall also be liable to the Landlord for all costs incurred by the Landlord at the request of and for a subtenant or assignee. The subtenant or subtenants or assignee or assignees shall agree to comply with and be bound by all the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space sublet or assigned, and shall not assign the sublease or sublet the premises or any part thereof, or allow any transfer thereof, or any lien upon the subtenant's interest, without the prior written consent of the Landlord, and the Tenant shall deliver to the Landlord promptly after execution, an executed copy of each such sublease or assignment and an agreement of compliance by each such subtenant or subtenants or assignee or assignees.

                          (d) Unless consented to in writing by the Landlord, any sale, assignment, mortgage, transfer, or subletting of this Lease which is not in compliance with the provisions of this Section shall be of no effect and void.

                          (e) The Landlord may assign this Lease and shall not be liable for obligations thereafter accruing hereunder; provided that the Landlord's assignee shall assume the Landlord's obligations hereunder accruing on or after the date of assumption.


Alterations         4.    (a)  Tenant shall not make or permit anyone to make
                          any alterations in or additions or improvements to the premises or install any equipment of any kind that will require any alteration or addition to, or the use of, the water, heating, air conditioning or electrical or other building systems or equipment, without the Landlord's advance written consent in each instance to be withheld in Landlord's sole discretion. All alterations or additions shall be made only by Landlord's contractors or contractors of which Tenant has received the prior written approval from Landlord. The Landlord's decision to refuse such consent to alterations, additions or contractors shall be conclusive, and, in cases where if the Landlord consents to such alterations, additions or contractors before commencement of the work or delivery of any materials onto the premises or into the building, the Tenant shall furnish the Landlord with plans and specifications, copies of contracts, necessary permits, and indemnification in form and amount satisfactory to the Landlord against claims, costs, damages, liabilities and expenses. All additions and alterations shall be installed in a good, workmanlike manner, and only new, high grade materials which are in accordance with the building standards shall be used. Landlord shall be paid a reasonable supervisory fee with respect to additions and alterations. Tenant hereby agrees to indemnify and hold the Landlord harmless, irrevocably and forever, from and against any and all claims, costs, damages, liabilities and expenses of every kind and description which may arise out of or be connected in any way with said alterations or additions or the installation thereof, or Tenant's request for consent to requested alterations or additions, whether or not such consent is granted. The indemnity obligations of the Tenant set forth in this Section shall survive the expiration or earlier termination of this Lease.
                          Before commencing any work in the premises, the Tenant shall furnish the Landlord with certificates of insurance from all contractors performing labor or furnishing materials insuring the Landlord against any and all claims, costs, damages, liabilities and expenses, which may arise out of or be connected in any way with said additions or alterations or the installation thereof and a complete set of plans and specifications with respect to the alteration or installation. The Tenant shall pay the cost of all such alterations and additions and also the cost of decorating the premises occasioned by such alterations and additions. Upon completing any alterations or additions, the Tenant shall, within thirty (30) days thereafter, furnish the Landlord with contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used and a complete set of as-built plans and specifications. All alterations and additions shall comply with all insurance requirements and with all local ordinances and regulations, and with the requirements of all statutes and regulations of the State (or of any department or agency thereof) in which the building is located. The Tenant shall permit the Landlord to supervise construction operations in connection with these alterations or additions if the Landlord requests to do so. The privilege herein granted to the Tenant to make alterations or additions to the premises is conditioned upon the Tenant's contractors, workmen and employees working in harmony and not interfering with the workmen, employees and contractors of the Landlord or of any other tenant.

                          (b) All alterations, additions, hardware, non-trade fixtures and all improvements, temporary or permanent, in or upon the premises, whether placed there by the Landlord or the Tenant, shall, unless the Landlord requests their removal, become the Landlord's property and shall remain upon the premises at the termination of this Lease by lapse of time or otherwise without compensation or allowance or credit to the Tenant. If the Landlord requests removal of work whether installed by the Landlord or the Tenant before or after the start of the term, or if the Landlord requests removal of additions, alterations, hardware, non-trade fixtures, or improvements installed or made by the Tenant, the Tenant shall remove the same prior to the conclusion of the term and the Tenant shall repair all damage to the premises caused by such removal. The Tenant shall not be required to remove pipes and wires concealed in the floors, walls, or ceilings, provided that the Tenant properly cuts and caps the same and seals them off in a safe, lawful, and workmanlike manner. If, upon the Landlord's request, the Tenant does not remove said things, the Landlord may remove the same and repair all damage and the Tenant shall pay to the Landlord upon demand the cost of such removal and repair of all damage. The Tenant shall remove the Tenant's furniture, machinery, safe or safes, trade fixtures and other items of personal property of every kind and description from the premises prior to the end of the term, however ended. If not so removed, the Landlord may do so and the Tenant shall pay to the Landlord upon demand the cost of such removal and repair of all damage. If not removed by Tenant and the Landlord does not request their removal, all such items shall be conclusively presumed to have been conveyed by the Tenant to the Landlord under this Lease as a bill of sale without further payment or credit by the Landlord to the Tenant.

Signs               5.    The Tenant will not permit or suffer any signs,
                          logos, symbols, advertisements or notices to be displayed, inscribed upon or affixed on any part of the outside or inside (which are visible from the outside of the premises) of the premises, or in the building or on the street adjacent to the building. The Tenant's name shall be affixed on or near the entrance doors of the premises, but only in such size, color and style as the Landlord may approve.

Services            6.    (a)  The Landlord shall provide the
and Utilities             following services and utilities:

                              (1) JANITOR SERVICE in and about the premises, Saturdays, Sundays and holidays recognized by the Landlord excepted. The Tenant shall not provide any janitor service in the premises except through a janitor contractor or employees satisfactory to the Landlord.

                              (2) HEAT AND AIR CONDITIONING Monday through Friday from 8:00 a.m. to 6:00 p.m., Saturday from 8:00 a.m. to 1:00 p.m., Sundays and holidays recognized by the Landlord excepted.

                              (3) WATER (hot and cold) from municipal mains for drinking, lavatory and toilet purposes, drawn through fixtures installed by the Landlord.

                              (4)   ADEQUATE PASSENGER ELEVATOR SERVICE
                              servicing the floor on which the premises is located in common with other tenants at all times. Landlord agrees that the level of elevator service for the floor on which the premises is located will be reasonably the same as that provided to all other tenants in the building. FREIGHT ELEVATOR SERVICE in common with other tenants daily from 8:00 a.m. to 5:00 p.m., Saturdays, Sundays and holidays recognized by the Landlord excepted ("Building Standard Hours"), subject to scheduling by the Landlord. Freight elevator service at other times and elevators with attendants shall be optional with the Landlord and, if provided, shall be at the Tenant's expense and never be deemed a continuing obligation of the Landlord.

                              (5)   TELEPHONE SERVICE to the building.

                              (6)   MAINTENANCE of the roof, exterior and
                              common areas of the building.

                              (7) ELECTRICITY for Tenant's uses for normal modern office use including personal computers, word processors, desktop office equipment, and operating the HVAC.

                          (b) Tenant shall have access to the building and the premises 24 hours per day, 7 days per week, 52 weeks per year. The Landlord does not warrant that any of the services above mentioned will be free from interruption caused by war, insurrection, civil commotion, riots, acts of God or the enemy or governmental action, repairs, renewals, improvements, alterations, strikes, lockouts, picketing, whether legal or illegal, accidents, inability of the Landlord to obtain fuel or supplies, or any other cause or causes beyond the reasonable control of the Landlord. Except in the case of an emergency, the Landlord will give the Tenant 24 hours prior notice if Landlord intends to interrupt any services. Any such interruption of service shall never be deemed an eviction or disturbance of the Tenant's use and possession of the premises or any part thereof, or render the Landlord liable to the Tenant for damages, or relieve the Tenant from performance of the Tenant's obligations under this Lease.

Notice              7.    Any notice, request, communication or demand under
                          the Lease shall be in writing and shall be considered properly delivered when addressed as hereinafter provided, (a) given or served personally, (b) by nationally recognized overnight courier, or (c) by registered or certified mail (return receipt requested), 3 days after the date deposited in the United States general or branch post office. Any notice, request, communication or demand by the Landlord to the Tenant shall be addressed to the Tenant at the premises until otherwise directed in writing by the Tenant. Any notice, request, communication or demand by the Tenant to the Landlord shall be addressed to the Landlord at the building. Rejection or other refusal to accept a notice, request, communication or demand or the inability to deliver the same because of a changed address of which no notice was given shall be deemed to be receipt of the notice, request, communi-cation or demand sent.

Landlord's          8.    The Landlord's title is and always shall be
Title                     paramount to the title of the Tenant, and nothing
                          herein contained shall empower the Tenant to do any act which shall encumber the title of the Landlord.

Certain             9.    (a)  The Landlord reserves the following
Rights                    rights:
Reserved
to Landlord                   (1)  To change the name or street address of the
                              building after at least 60 days prior notice, without liability of the Landlord to the Tenant.

                              (2) To install and maintain a sign or signs on the exterior of the building in keeping with the appearance of a first-class office building as reasonably determined by Landlord.

                              (3)  During the last ninety (90) days of the
                              term, if during or prior to that time the Tenant vacates the premises, to decorate, remodel, repair, alter or otherwise prepare the premises for reoccupancy.

                              (4)  To constantly have pass keys to the
                              premises.

                              (5)  To exhibit the premises to prospective
                              lenders, investors and purchasers at all times, and during the last 9 months of the term to prospective tenants and others.

                              (6)  To take any and all measures, including
                              inspections, repairs, alterations, additions and improvements to the premises or to the building, as may be necessary or desirable for the safety, protection or preservation of the premises or the building or the Landlord's interests, or as may be necessary or desirable in the operation of the building.

                          (b) Except as otherwise provided in this Lease, the Landlord may enter upon the premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of the Tenant's use or possession and without being liable in any manner to the Tenant.
                          The Landlord agrees, however, that it shall endeavor to perform all repairs, improvements and maintenance and execute its right of access in a manner which is not intended to materially, adversely, and unreasonably and permanently interfere with the Tenant's use of the premises.

Waiver              10.   To the extent permitted by law and except as
of Claims                 a result of the negligence of the cleaning people
                          provided by Landlord or gross negligence or willful misconduct of Landlord or the Landlord's agents, servants or employees, or the Landlord's building manager or its agents, servants or employees, except as relating to cleaning people as aforesaid, the Tenant releases the Landlord and the Landlord's agents, servants and employees, and the Landlord's building manager of the building, and its agents, servants and employees from, and waives all claims for, damage to person or property sustained by the Tenant or any occupant of the building or premises resulting from the building or premises or any part of either or any equipment becoming out of repair, or resulting from any accident in or about the building, or resulting directly from any act or neglect of any tenant or occupant of the building or of any other person, including the Landlord and the Landlord's agents, servants and employees, and the Landlord's building manager of the building, and its agents, servants and employees. This Section 10 shall apply especially, but not exclusively, to the flooding of basements or other subsurface areas, and to damage caused by refrigerators, sprinkling devices, air conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, and shall apply equally whether any such damage results from the act or neglect of the Landlord or of other tenants, occupants or servants in the building or of any other person, and whether such damage be caused or results from any thing or circumstance above mentioned or referred to, or any other thing or circum- stance whether of a like nature or of a wholly different nature. If any such damage, whether to the premises or to the building or any part thereof, or whether to the Landlord or to other tenants in the building, results from any act or neglect of the Tenant, the Landlord may, at the Landlord's option, repair such damage and the Tenant shall upon demand by the Landlord, reimburse the Landlord forthwith for the total cost of such repairs. The Tenant shall not be liable for any damages caused by its act or neglect to the extent the Landlord has recovered the amount of the damages from insurance, and the insurance company has waived in writing its rights of subrogation against the Tenant. All property belonging to the Tenant or any occupant of the premises that is in the building or the premises shall be there at the risk of the Tenant or other occupant only, and the Landlord shall not be liable for damages thereto or theft or misappropriation thereof.

Holding             11.   If the Tenant retains possession of the
Over                      premises or any part thereof after the termination of
                          the term, by lapse of time or otherwise, the Tenant shall pay the Landlord rent at double the rate of rental specified in this Lease for the time the Tenant thus remains in possession, and in addition thereto and if Landlord has not expressly consented thereto in writing, shall pay the Landlord all damages sustained by reason of the Tenant's retention of possession. The provisions of this Section do not waive the Landlord's rights of reentry or any other right hereunder.

Rules               12.   The Tenant shall observe faithfully and comply
                          strictly with the rules and regulations promulgated from time to time by the Landlord.

Subordination       13.   This Lease shall be subordinate and subject at all
                          times to all ground or underlying leases and to any mortgage or deed of trust covering the premises or which at any time hereafter shall be made, and to all renewals, modifications, consolidations, or replacements thereof, and to all advances made, or hereafter to be made, upon the security of any such mortgage or deed of trust. Tenant shall execute such further instruments subordinating this Lease to any such mortgage or deed of trust as the Landlord shall request, provided that the holder of such mortgage or deed of trust executes an attornment and nondisturbance agreement providing that Tenant's rights under this Lease will not be disturbed by such holder so long as Tenant performs its obligations pursuant to this Lease.

Default             14.   All rights and remedies of the Landlord herein
                          enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law or equity.

                          (a) The occurrence of any one or more of the following events shall constitute a default by the Tenant and a breach of this Lease: (i) the Tenant fails to make a payment of rent or any other payment of money as and when the same shall become due and payable hereunder and such failure continues for five
                          (5) days after written notice from the Landlord, or
                          (ii) the Tenant fails to promptly and fully perform or observe any of the other covenants, agreements, rules and regulations, terms or conditions in this Lease to be performed or observed by the Tenant and such failure shall continue for more than twenty (20) consecutive days after notice by the Landlord specifying the nature of such failure, or if the failure so specified shall be of such a nature that the same cannot be reasonably cured or remedied within said twenty (20) day period, the Tenant shall not in good faith have commenced to cure or remedy such failure within such twenty (20) day period and thereafter diligently proceed therewith to completion, (unless the act or omission of the Tenant or occurrence involves a hazardous or emergency condition which shall be cured by the Tenant forthwith upon the Landlord's demand), or
                          (iii) the leasehold interest or property of the Tenant be levied upon under execution or be attached by process of law, or (iv) the Tenant makes an assignment for the benefit of creditors, or a receiver be appointed for any property of the Tenant, or at any time prior to or during the term of this Lease any voluntary or involuntary petition or similar pleading under any section or sections of any bankruptcy law shall be filed by or against the Tenant, or any voluntary or involuntary proceeding in any court or tribunal shall be instituted to declare the Tenant insolvent or unable to pay the Tenant's debts, and in the case of any involuntary petition or proceeding, the petition or proceeding is not dismissed within sixty (60) consecutive days from the date it is filed.

                          (b) In the event of any default of the Tenant hereunder, and at any time thereafter, (i) if the term of this Lease shall not have commenced, the Landlord may cancel and terminate this Lease by notice to the Tenant, or (ii) if the term of this Lease shall have commenced, the Landlord may serve upon the Tenant a notice that this Lease and the term hereof will terminate on a date to be specified therein, and upon the date so specified by the Landlord in such notice, this Lease and the then unexpired term hereof shall terminate and come to an end as fully and completely as if the date specified in the Landlord's notice was the day herein definitely fixed for the end and expiration of this Lease and the term hereof, and the Tenant shall then quit and surrender the premises to the Landlord, but the Tenant shall remain liable as hereinafter set forth; provided, however, that if the Tenant shall fail to perform a covenant of this Lease two (2) or more times in any period of six (6) months then, notwithstanding that each act or omission shall have been cured within the period after the giving of notices as herein provided, any further similar act or omission shall be deemed to be deliberate and the Landlord thereafter may serve the aforesaid notice of termination without affording to the Tenant a further opportunity to cure.

                          (c) Upon termination of this Lease by the Landlord as hereinabove provided, or if the premises become vacated or deserted for a period of more than ninety
                          (90) consecutive days, with or without terminating the Lease, the Landlord may, without notice, terminate all services and re-enter the premises either by force or otherwise, and by summary proceedings or otherwise, dispossess the Tenant and the legal representatives of the Tenant or any other occupant of the premises, and remove their effects without being deemed in any manner guilty of trespass, eviction, or forceable detainer, and hold the premises as if this lease had not been made.

                          (d) In the event of default, re-entry, termination and/or dispossess by summary proceedings or otherwise, (i) the Landlord shall in addition to any other rights granted herein or by law, be entitled to recover all rent, additional rent and other sums due and payable by the Tenant up to and including the date of re-entry, dispossess and/or termination, and
                          (ii) with or without terminating the Lease, and without releasing the Tenant, in whole or in part, from the Tenant's obligations to pay the rent hereunder for the full term or from any other of its obligations under this Lease or for damages herein described the Landlord may, at the Landlord's option, occupy the premises and/or cause the premises to be redecorated, altered, divided, consolidated with other adjoining premises, or otherwise changed or prepared for reletting, and shall use commercially reasonable efforts to relet the premises or any part thereof for the account of the Tenant for a term or terms to expire prior to, at the same time as, or subsequent to, the original expiration date of this Lease, and receive the rent therefor, applying the same first to the payment of such expenses as the Landlord may have incurred in connection with the recovery of possession, redecorating, altering, dividing, consolidating with other adjoining premises, or otherwise changing or preparing for reletting, and the reletting, including brokerage and reasonable attorneys' fees, and then to the payment of damages in amounts equal to the rent hereunder and to the cost and expense of performance of the other covenants of the Tenant as herein provided. The Tenant agrees, whether or not the Landlord has relet, to pay to the Landlord damages equal to the rent and other sums herein agreed to be paid by the Tenant, less the net proceeds of the reletting, if any, as ascertained from time to time, and the same shall be payable by the Tenant on the several rent days above specified. In reletting the premises as aforesaid, the Landlord may grant rent concessions, and the Tenant shall not be credited therewith. No such reletting shall constitute a surrender and acceptance of the premises or be deemed evidence thereof. If the Landlord elects, pursuant hereto, actually to occupy and use the premises (for a purpose other than to achieve a reletting of the premises), or any part thereof, during any part of the balance of the term, as originally fixed or since extended, there shall be allowed against the Tenant's obligation for rent, or damages as herein defined, during the period of the Landlord's occupancy, the reasonable value of such occupancy, not to exceed in any event the rent herein reserved and such occupancy shall not be construed as a release of the Tenant's liability hereunder.

                          (e) Any and all property which may be removed from the premises by the Landlord pursuant to the authority of this Lease or of law, to which the Tenant is or may be entitled, may be handled, removed or stored by the Landlord at the risk, cost and expense of the Tenant, and the Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. The Tenant shall pay to the Landlord upon demand any and all reasonable expenses incurred in such removal and all storage charges against such property so long as the same shall be in the Landlord's possession or under the Landlord's control. Any such property of the Tenant not removed from the premises or taken from storage by the Tenant within thirty (30) days after the end of the term, however terminated, shall be presumed to have been conveyed by the Tenant to the Landlord under this Lease as a bill of sale without further payment or credit by the Landlord to the Tenant.

                          (f) The Tenant shall pay upon demand all of the Landlord's reasonable costs, charges and expenses, including the reasonable fees of counsel, agents and others retained by the Landlord, incurred in enforcing or carrying out the Tenant's obligations hereunder after default by the Tenant and any applicable notice and cure periods having expired or incurred by the Landlord in any litigation, negotiations or transactions in which Tenant causes the Landlord, without the Landlord's fault, to become involved or concerned, plus interest from the date of payment at the annual rate of one and one-half percent above the prime rate, which amount shall be deemed to be additional rent due and payable by the Tenant at once without notice or demand.

                          (g) Tenant hereby waives all rights of redemption granted by or under any present or future laws.

                          (h) Mention in the lease of any particular remedy shall not preclude the Landlord from pursuing any other remedy in law or in equity.

                          (i) The delivery of keys to any agent or employee of the Landlord shall not be considered as a termination of this Lease or a surrender of the premises.

                          (j) The Landlord and the Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on any matters arising out of or in any way connected with this Lease, the relationship of the Landlord and the Tenant, the Tenant's use or occupancy of the premises, or any emergency statutory remedy. The Tenant further agrees that it shall not interpose any counterclaim or counterclaims in a summary proceeding or in any action based on nonpayment of rent or any other payment required of the Tenant hereunder, unless the failure to assert such counterclaim would foreclose the Tenant's right to commence a separate action or proceeding.

Mechanics'          15.   The Tenant shall not permit any mechanics'
Liens                     or materialmen's liens to be filed against the fee of
                          the real property on which the building is located nor against the Tenant's leasehold interest in the premises. The Landlord shall have the right at all reasonable times to post and keep posted on the premises, any notices which it deems necessary for protection from such liens. If any such liens are so filed, the Landlord, at its election, unless the Tenant has theretofore bonded over such lien as provided by applicable law or otherwise provides security, as may be reasonably adequate, for the protection of Landlord's interest, may pay and satisfy the same and in such event the sums so paid by the Landlord, with interest from the date of payment at the annual rate of one and one-half percent above the prime rate, shall be deemed to be additional rent due and payable by the Tenant at once without notice or demand.

Eminent             16.   (a)  In the event that the whole or any part
Domain                    of the premises shall be lawfully condemned or taken
                          in any manner for any public or quasi-public use, at the Landlord's option, this Lease and the term hereby granted shall forthwith cease and terminate on the date of the taking of possession by the condemning authority and the Landlord shall be entitled to receive the entire award without any payment to the Tenant, the Tenant hereby assigning to the Landlord the Tenant's interest in the award, if any, and the rent shall be apportioned as of such date; provided, however, the Tenant shall have the right to assert any claim that it may have against the condemning authority for compensation for any fixtures and property owned by the Tenant and leasehold improvements installed by the Tenant at Tenant's expense and for any relocation expenses compensable by law and receive such award therefor as may be allowed in the condemnation proceedings if such award shall be stated separately from the award made for the project or the part thereof so taken.

                          (b) In the event that a part of the building shall be so condemned or taken and, if, in the opinion of the Landlord, the building should be restored in such a way as to alter the premises materially, or the building should be demolished, the Landlord may terminate this Lease and the term and estate hereby granted without compensation to the Tenant by notifying the Tenant of such termination within sixty
                          (60) days following the date of the taking of possession by the condemning authority, and this Lease and the term and estate hereby granted shall expire on the date specified in the notice of termination not less than sixty (60) days after the giving of such notice, as fully and completely as if such date were the date hereinbefore set for the expiration of the term of this Lease, and the rent shall be apportioned as of such date.

Casualty            17.   In the event of damage or destruction of the premises
                          during the term by fire, the elements, or casualty, the Landlord shall forthwith repair the same, provided such repairs can be made, in the Landlord's opinion, within one hundred twenty (120) days, but such damage or destruction shall not annul or void this Lease, except that the Tenant shall be entitled to a proportionate reduction of rent while such repairs are being made, such proportionate reduction to be based upon the extent that the premises, or part thereof, may be untenantable
                          (including as a result of lack of access to the premises). As used herein, the term "untenantable" shall include a situation in which the premises are not reasonably accessible for the conduct of the Tenant's business. If, in the Landlord's reasonable opinion, such repairs cannot be made within one hundred twenty (120) days the Landlord may, at its option to be exercised within thirty (30) days from the date of such damage or destruction make the same as soon as possible thereafter, and this Lease shall continue in full force and effect and the rent shall be proportionately reduced as aforesaid. In the event that the Landlord does not so elect to make such repairs which cannot be made within said one hundred twenty (120) day period, this Lease may be terminated at the option of either party. In the event that the building be damaged, this Lease shall continue in full force and effect, but the Landlord shall forthwith repair such damage; except that if the building is severely damaged or destroyed, as determined by the Landlord, the Landlord, at its option to be exercised within thirty (30) days from the date of such damage or destruction, may terminate this Lease. The Tenant shall be entitled to a proportionate reduction of rent only if the premises are untenantable as aforesaid and no such rent reduction shall be allowed by reason of inconvenience, annoyance or injury to the Tenant's business because of such damage or destruction, or the necessity of repairing any portion of the building, or making of such repairs, and the Landlord shall not be liable to the Tenant because of such inconvenience, annoyance or injury; provided, that if the Tenant is unable to conduct its business in the premises, then the rent and additional rent shall be abated until the earlier occur of (i) the premises are repaired, or (ii) the Tenant is able to resume conducting business in the premises. Notwithstanding anything herein to the contrary, to the extent insurance proceeds are not available, Landlord shall not be obligated to repair the premises or any portion of the building. Notwithstanding anything to the contrary in this Lease, if damage or destruction renders the premises untenantable, so as to prevent
                          Tenant from conducting his business therefrom and is not repaired, or repairable, within 180 days from the date of the casualty, then Tenant shall have the right, exercisable by notice to Landlord within 210 days from the date of such casualty (but not after the premises have been made tenantable) to terminate this Lease.

Waiver of           18.   Each party hereto hereby waives all claims
Subrogation               for recovery from the other party for any loss or
                          damage to any of its property insured under valid and collectible insurance policies. Such insurance policies shall be endorsed to provide coverage for said waivers of subrogation.

Operating           19.   (a)  Except as may otherwise be specifically
Expenses                  set forth herein and subject to the provisions of
                          Section 20, Tenant shall have no obligation to pay to Landlord, any amounts with respect to Operating
                          Expenses.

                          (b)  For the purposes of this Section 19:

                              (1) The term "Operating Expenses" means those expenses incurred in respect of the operation and maintenance of the building, including premiums for insurance, personal property taxes in connection with property used in the operation or management of the building, utilities used in the maintenance and operation of the building, expenses of a management office in the building for Landlord's building manager and the net cost of operating the amenities of the building.

Real Estate         20.   (a)  In addition to the annual rent
Taxes                     described in Section 1, Tenant hereby agrees to pay
                          to Landlord, as additional rent, an amount for each Comparison Year equal to the Tenant's "Pro Rata
                          Share" of any increase for such Comparison Year in the amount of Real Estate Taxes over the Base Amount thereof.

                          (b) For the purposes of this Section 20:

                              (1) The term "Base Amount" means the Real Estate Taxes for the 1993 calendar year. The Base Amount shall be adjusted proportionately for Comparison Years which are not a full twelve (12) months.

                              (2) The term "Real Estate Taxes" means all taxes and assessments, special or otherwise, levied upon or with respect to the building and the land upon which it is located (with the land assessment being allocated based upon the relative value of the project improvements) imposed by Federal, State or local governments, (but shall not include income, franchise, capital stock, estate or inheritance taxes, except as provided below) and use or occupancy taxes, and excise and other taxes (other than general income taxes) on rent and other income from the building, (computed, in case of a graduated tax, as if the Landlord's income from the building were the Landlord's sole taxable income), and any substitutions for Real Estate Taxes. In the case of special taxes and assessments payable in installments only the amount of each installment due and payable during a fiscal year shall be included in Real Estate Taxes for that year. Notwithstanding the foregoing, the term "Real Estate Taxes" shall not include any income, franchise, transfer, inheritance, capital stock or other tax unless, due to a future change in the method of taxation, such a tax shall be levied against the Landlord in substitution for or in lieu of any tax which would otherwise constitute "Real Estate

                              Taxes", in which event such income, franchise, transfer, inheritance, capital stock or other tax shall be deemed to be included in the term "Real Estate Taxes" to the extent and only to that extent that such tax is ascertained to be in lieu of or a substitute for what were previously "Real Estate Taxes"; provided, that the amount of such income, franchise, transfer, inheritance, capital stock or other tax deemed to be included in the term "Real Estate Taxes" shall be determined as if the project was the only asset of the Landlord and as if the rent paid hereunder were the only income of the Landlord.

                              (3) The term "Pro Rata Share" in reference to Real Estate Taxes means the ratio which the rentable square footage of the premises bears to the rentable square footage of the building.

                              (4) The term "Comparison Year" in reference to Real Estate Taxes means each calendar year or portion thereof during the term, commencing with the 1994 calendar year.

                          (c) If by reason of complaint against valuation, protest of tax rates, or otherwise, Real Estate Taxes for any year are affected in such a way as would result in a rent increase or decrease hereunder, the Real Estate Taxes for the affected year shall be recalculated accordingly and the resulting increase or decrease in rent, less the reasonable expenses incurred in effecting any such reduction, shall be paid simultaneously with or applied as a credit against the rent next becoming due.

                          (d) Statements of the amount of the Tenant's Pro Rata Share of increase in Real Estate Taxes shall be rendered by the Landlord to the Tenant as soon as reasonably feasible for each Comparison Year. On the first day for the payment of monthly rent under this Lease following the furnishing of a statement for the current Comparison Year

                          (1) the Tenant shall pay to the Landlord a sum equal to one twelfth of the increase in Tenant's estimated Pro Rata Share of Real Estate Taxes multiplied by the number of months elapsed during the Comparison Year and, in advance, one-twelfth of such increase in the estimated share in respect to the then current month; and (2) thereafter, until the next Comparison Year statement shall be rendered, the monthly installments of rent payable under this Lease shall include an amount equal to one-twelfth of the Tenant's estimated share of the increase in Real Estate Taxes based on the most recent statement.

                          (e) After Landlord's receipt of tax bills for each tax year, or such reasonable (in Landlord's determination) time thereafter, Landlord will certify to Tenant the amount of the increase in Real Estate Taxes for the tax year in question and the amount of Tenant's Pro Rata Share thereof. Tenant's Pro Rata Share of such increase in Real Estate Taxes which are paid or payable for each tax year shall be adjusted between Landlord and Tenant, both Landlord and Tenant hereby agreeing that Tenant shall pay Landlord or Landlord shall credit to Tenant's account (or, if such adjustment is at the end of the Lease term, pay Tenant), as the case may be, within thirty (30) days of the aforesaid certification to Tenant, such amount necessary to effect such adjustment. The failure of Landlord to provide such certification within the time prescribed above shall not relieve Tenant of its obligations generally or for the specific tax year in which any such failure occurs.

Condition           21.   The Tenant's taking possession shall be
of Premises               conclusive evidence as against the Tenant that the
                          premises were in good order and satisfactory condition when the Tenant took possession. At the termination of this Lease, by lapse of time or otherwise, the Tenant shall return the premises in as good condition as when the Tenant took possession, ordinary wear and loss by fire or other casualty insured under valid and collectible fire and standard extended coverage insurance policies excepted, failing which the Landlord may restore the premises to such condition and the Tenant shall pay the cost thereof and this obligation shall survive the expiration or earlier termination of this Lease.

Save                22.   The Tenant agrees to indemnify and save
Harmless                  harmless the Landlord, the Landlord's building
                          manager and Landlord's other employees and agents against and from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from the Tenant's use of the premises or the conduct of its business or from any activity, work, or thing done, permitted or suffered by the Tenant, in or about the premises, (or any parking lot or structure, if applicable) and will further indemnify and save the Landlord, the Landlord's building manager and Landlord's other employees and agents harmless, irrevocably and forever, against and from any and all claims arising from any breach or default on the Tenant's part in the performance or observance of any covenant or agreement on the Tenant's part to be performed or observed pursuant to the terms of this Lease, or arising from any act or negligence of the Tenant, or any of its agents, contractors, servants, employees or licensees, and from and against all costs, counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against the Landlord, the Landlord's building manager or Landlord's other employees and agents by reason of any such claim, the Tenant upon notice from the Landlord covenants to resist or defend at the Tenant's expense such action or proceeding by counsel reasonably satisfactory to the Landlord. The liability of the Tenant to indemnify the Landlord, as hereinabove set forth, shall not extend to any matter against which the Landlord shall be effectively protected by insurance, provided, however, that if any such liability shall exceed the amount of the effective and collectible insurance in question, the said liability of the Tenant shall apply to such excess. The indemnity obligations of the Tenant set forth in this Section shall survive the expiration or earlier termination of this Lease.

Possession          23.   In the event of the failure of the Landlord to
                          deliver possession of the premises at the time of the commencement of the term of this Lease, neither the Landlord nor its contractors, subcontractors, employees, agents or building manager shall be liable for any damage caused thereby, nor shall this Lease thereby become void or voidable, nor shall the term herein specified be in any way extended, but in such event the term shall begin when the Landlord does deliver possession of the premises and the Tenant shall not be liable for any rent until the time that the Landlord delivers such possession.

Quiet               24.   The Landlord covenants and agrees that
Enjoyment                 the Tenant on paying the rent, including additional
                          rent, and performing and observing the covenants on the Tenant's part to be performed and observed hereunder, shall and may peaceably and quietly hold and enjoy the premises for the term of this Lease without disturbance from Landlord or anyone claiming through or under Landlord, subject to the provisions of this Lease.

Miscellaneous       25.   (a)  No receipt of money by the Landlord from the
                          Tenant after the termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the premises shall renew, reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit.

                          (b) No waiver of any default of the Tenant hereunder shall be implied from any omission by the Landlord to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in a written waiver and then only for the time and to the extent therein stated. The invalidity or unenforceability of any provision hereof shall not affect or impair any other provision and the invalid or unenforceable provision shall be deemed restated to comply with local law.

                          (c) The word "Tenant" wherever used in this Lease shall be construed to mean Tenants in all cases where there is more than one tenant, and the necessary grammatical changes required to make the provisions hereof apply either to corporations or individuals, men or women, shall in all cases be assumed as though in each case fully expressed.

                          (d) Provisions inserted herein or affixed hereto shall not be valid unless appearing in the duplicate original hereof held by the Landlord.

                          (e) Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of the Landlord and the Tenant and their respective heirs, legal representatives, successors, and assigns in the event this Lease has been assigned with the written consent of the Landlord.

                          (f) The headings of sections are for convenience only and do not limit or construe the contents of the sections.

                          (g) Submission of this instrument for examination does not constitute a reservation of or option for the premises. The instrument becomes effective as a lease upon execution and delivery by both the Landlord and the Tenant.

                          (h)  All amounts (other than annual rent and
                          escalation payments) owed by the Tenant to the Landlord hereunder shall be paid within fifteen (15) days from the date the Landlord renders statements of account therefor and all such amounts, as well as rent and additional rent, as set forth in Section 1(c), shall bear interest from their respective due date until paid at the annual rate of one and one-half percent above the prime rate. All such amounts other than annual rent shall be deemed additional rent or rents.

                          (i) The Tenant may occupy the premises prior to the commencement of the term of this Lease with the Landlord's written consent, and in such case all the provisions of this Lease shall be in full force and effect as soon as the Tenant occupies the premises, and the Tenant shall pay rent for the period prior to the stated commencement of the term at the rate per month set forth herein. Notwithstanding the foregoing, Tenant shall have two (2) days free of base rent and additional rent to move into the premises.

                          (j) For purposes of this Lease, the "prime rate" shall be the prime rate of interest established from time to time by First Union Bank of Virginia, provided that, if First Union Bank of Virginia is no longer in existence or no longer establishes a prime rate of interest, such rate shall be the highest rate published by The Wall Street Journal in its Money Rates section, or a comparable index selected by Landlord and approved by Tenant, such approval not to be unreasonably delayed, conditioned or withheld.

Insurance           26.   (a)  At all times during the term of this Lease, the
                          Tenant, at its sole cost and expense, shall provide and keep in full force and effect a policy of public liability and property damage insurance, naming the Landlord (including its partners known to Tenant) and the building manager as an additional insured, with respect to the premises and the business of the Tenant in, on, within, from or connected with the premises, pursuant to which the limits of liability shall be at least $1,000,000.00 in respect to injuries to or death of any one person, $1,000,000.00 in respect to any one occurrence, and $500,000.00 in respect to destruction or damage to property or in such other reasonable amounts as the Landlord shall require. Said insurance shall cover all of Tenant's property to be located on the premises. Said insurance policies shall contain a clause that the insurer will not cancel or modify the insurance to adversely affect the Landlord without first giving the Landlord thirty (30) days prior written notice. Said insurance policies shall be carried with an insurance company licensed to do business in Virginia and having a current Best's
                          Guide rating of A/VII or better, and a certificate of insurance shall be delivered to the Landlord on the Commencement Date of this Lease and upon renewal of each of said policies.

                          (b) The Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that required in this Section to be furnished by the Tenant.

                          (c) If at any time the Tenant does not comply with the covenants made in this Section, the Landlord may, at its option, (without prejudice to any other remedy it might have) cause insurance as aforesaid to be issued, and in such event the Tenant shall pay the premium for such insurance as additional rent promptly upon the Landlord's demand therefor.

                          (d) Landlord agrees to maintain insurance on the building in such amounts and types as Landlord's mortgagee shall require, the cost of which shall be an Operating Expense.

Exculpation         27.   It is understood that the Landlord on the date of
                          execution hereof is a Virginia limited liability company and that no owner of said company, as it may now or hereafter be constituted, shall have any personal liability to the Tenant or any person claiming under, by or through the Tenant upon any action, claim, suit or demand brought pursuant to the terms and conditions of this Lease or arising out of the occupancy by the Tenant of the premises.

Estoppel            28.   The Tenant agrees at any time and from time
Certificates              to time upon not less than ten (10) days prior
                          written notice by Landlord or the holder of any mortgage or security interest in all or any part of the building to execute, acknowledge and deliver to Landlord or such holder, as the case may be, a statement in writing in such form as Landlord or the holder of any mortgage or security interest in all or any part of the building may require, certifying among other things
                          (i) whether the Tenant is in possession of the premises and conducting business with the public thereof from and specifying the date of the commencement of such possession, (ii) whether all required contributions by Landlord to Tenant, or improvements to the premises, have been made, (iii) the amount of any security deposit paid by Tenant,
                          (iv) the actual date of commencement and termination of the term, (v) that this Lease is unmodified and in full force (or if there have been modifications, that the same in full force and effect as modified and stating the modifications), (vi) the dates to which the rent and other charges have been paid in advance, if any, and (vii) whether or not to the best knowledge of the signer of such a certificate
                          Landlord is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered hereunder may be relied upon by third parties not a party to this Lease.

Governing           29.   This Lease shall be governed by the laws of
Laws                      the Commonwealth of Virginia.

         IN WITNESS WHEREOF, this instrument has been duly executed by the parties hereto as of the day and year first above written.

WITNESS:                              10089 MANAGEMENT, L.L.C.


                                      By:  [SIG]
                                         ---------------------------------
                                           Manager


WITNESS:                              ADVANCED COMMUNICATION SYSTEMS, INC.


/s/ TERRENCE E. HILEMAN JR.           By:  [SIG]                          (SEAL)
----------------------------             ---------------------------------
                                           Executive Vice President